Exhibit 10.8

FORM OF
STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (this "Option Agreement") made this__________   day of ____, 200_, between American Biltrite Inc. a Delaware corporation (the "Company"), and ________________ (the "Optionee").

Pursuant to the American Biltrite Inc. 1999 Stock Option Plan for Non-Employee Directors (as it may be amended or restated from time to time, the "Plan"), on ___________, _____ (the "Date of Grant"), the Optionee was awarded, on the terms and conditions set forth herein (and subject to the terms and provisions of the Plan), a nonqualified stock option (an "Option") to purchase Stock.  This Option Agreement memorializes that Option grant.  Capitalized terms used herein but which are not defined in this Option Agreement will have the meanings set forth in the Plan.

1.           Number of Shares of Stock and Option Price.  The Option is exercisable for the purchase of up to ______ shares of Stock (the "Option Shares") at an exercise price equal to $____ per Option Share (the "Option Price"), pursuant to the terms of this Option Agreement and the provisions of the Plan.

2.           Period of Option and Conditions of Exercise.

(a)           Unless the Option is previously terminated pursuant to this Option Agreement, the Option shall terminate upon the expiration of ten years from the Date of Grant (the "Expiration Date").  Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

(b)           Subject to the provisions of the Plan and this Option Agreement, the Option shall become exercisable as to all of the Option Shares on the date which is six months after the Date of Grant.

3.           Termination of Service.  Notwithstanding any provision of this Option Agreement or the Plan to the contrary, Options shall become exercisable in full on the date the Optionee ceases to serve as a member of the Board for any reason. Options may not be exercised, and such Options shall terminate, as of the third anniversary of the date the Optionee ceases to serve as a member of the Board for any reason, provided, however, that if the Optionee dies within the nine-month period ending on the third anniversary of the date on which the Optionee ceases to serve as a member of the Board, the Optionee's legal representative may, at any time within nine months after the Optionee's death, exercise any Options granted to the Optionee, further provided, however, that in no event may an Option be exercised following the Expiration Date.

4.           Exercise of Option.

(a)            The Option shall be exercised in the following manner:  the Optionee, or the person or persons having the right to exercise the Option upon the death or disability of the Optionee, shall deliver to the Company written notice, in substantially the form of the notice of exercise attached hereto, specifying the number of Option Shares which the Optionee elects to purchase.  The Optionee must include with the notice full payment for any Option Shares being purchased under an Option.

(b)           Payment of the Option Price for any Option Shares being purchased must be made in cash, by certified or cashier's check, or by delivering to the Company Stock which the Optionee already owns.  If the Optionee pays by delivering Stock, the Optionee must include with the notice of exercise the certificates for such Stock either duly endorsed for transfer or accompanied by executed stock powers in favor of the Company with signatures guaranteed by a national bank or trust company or a member of a national securities exchange.  The Stock delivered by the Optionee will be valued by the Company at its Fair Market Value on the date of exercise of the Option, as provided in the Plan.

(c)           The Option may be exercised only to purchase whole shares of Stock, and in no case may a fractional share be purchased.  The right of the Optionee to purchase shares of Stock with respect to which the Option has become exercisable may be exercised, in whole or in part at any time or from time to time, prior to the Expiration Date or such earlier date on which the Option terminates.

(d)           The Company may require an Optionee to pay, prior to the delivery of any Option Shares to which such Optionee shall be entitled upon exercise of any Option, an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect to any Option.  Alternatively, the Optionee may authorize the Company to withhold from the number of Option Shares he or she would otherwise receive upon exercise of an Option, that number of Option Shares having a Fair Market Value equal to the amount of such required tax.

5.           Miscellaneous.

(a)           Entire Agreement.  This Option Agreement and the Plan contain all of the understandings and agreements between the Company and the Optionee concerning this Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto.  The Company and the Optionee have made no promises, agreements, conditions or understandings, either orally or in writing, that are not included in this Option Agreement or the Plan.

(b)           Captions.  The captions and section numbers appearing in this Option Agreement are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of this Option Agreement.

(c)            Counterparts.  This Option Agreement may be executed in counterparts each of which when signed by the Company or the Optionee will be deemed an original and all of which together will be deemed the same agreement.

(d)           Notices.  Any notice or communication having to do with this Option Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the Secretary of the Company at the principal office of the Company, and, if to the Optionee, to the Optionee's last known address contained in the personnel or other records of the Company.

(e)           Succession and Transfer.  Each and all of the provisions of this Option Agreement are binding upon and inure to the benefit of the Company and the Optionee and their respective estate, successors and assigns; provided, however, that the Option granted hereunder shall not be transferable by the holder thereof other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by his or her guardian, custodian or legal representative.

(f)           Amendments.  Subject to the provisions of the Plan, this Option Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

(g)           Governing Law.  This Option Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

(h)           Benefits of this Agreement.  Nothing in this Option Agreement shall be construed to give to any person or entity other than the Company and the Optionee any legal or equitable right, remedy or claim under this Option Agreement; but this Option Agreement shall be for the sole and exclusive benefit of the Company and the Optionee.

(i)           Option Agreement Subject to Plan.  This Option Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Option Agreement.  If there is a conflict between the provisions of this Option Agreement and the provisions of the Plan, the provisions of the Plan will govern.  By signing this Option Agreement, the Optionee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

IN WITNESS WHEREOF, the parties have executed this Option Agreement on the date and year first above written.

AMERICAN BILTRITE INC.

By:   _________________________________
    Name:
                                              Title:

OPTIONEE

By:   _________________________________
    Name:
    Title:

AMERICAN BILTRITE INC.
STOCK OPTION AGREEMENT
NOTICE OF EXERCISE
_______________, _____

American Biltrite Inc.
57 River Street
Wellesley Hills, Massachusetts 02481-2047

Attn:  Secretary

Gentlemen:

On ______________, _____, I was granted an option by American Biltrite Inc. (the "Company") under the Company's 1999 Stock Option Plan for Non-Employee Directors (as it may be amended or restated from time to time, the "Plan"), which was memorialized in a stock option agreement, between myself and the Company, dated as of _________________, _____ (the "Option Agreement").  This letter is to notify you that I wish to purchase Option Shares under the Option Agreement as set forth below.  Capitalized terms used but not defined herein will have the meanings set forth in the Plan or the Option Agreement, as applicable.

Exercise of Stock Option(s)

1.         I wish to purchase __________ Option Shares at the Option Price of $__________ per share for a total cost of $__________

2.         I am paying for these Option Shares as follows:

___	By enclosing cash and/or a certified or cashier's check payable to the Company in the amount of $__________.

___
By enclosing a stock certificate duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company, representing __________ shares of Common Stock of the Company ("Stock").

___	By broker assisted cashless exercise procedure.

3.         I am paying the local, state and federal withholding taxes and/or all other taxes that the Company has advised me are due as follows:

___	By enclosing cash and/or a certified or cashier's check payable to the Company in the amount of $__________.

___	By enclosing a stock certificate duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company, representing __________ shares of Stock.

___	By authorizing the Company to withhold from the number of Option Shares I would otherwise receive that number having a Fair Market Value equal to the tax amount due.

Very truly yours,

________________________________
Optionee's Signature

Name and Address	________________________________
(please print)
________________________________

________________________________

Telephone Number	( ) _____________________________

Social Security Number	________________________________

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